UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   September 5, 2003


                        Integrated Security Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      1-11900                 75-2422983
 ----------------------------    ------------------------    -------------------
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


         8200 Springwood Drive, Suite 230, Irving, TX         75063
         --------------------------------------------      ----------
           (Address of principal executive offices)        (Zip Code)


      Registrant's telephone number, including area code   (972) 444-8280


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

Acquisition of ARMR Services Corporation

On September 5, 2003, the Company acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation ("ARMR"), a manufacturing company that engineers and manufactures high security crash-rated barriers, parking control equipment and other security systems for business and government use, in a merger transaction. In exchange for all the outstanding shares of ARMR, the Company paid the selling stockholders approximately $3.8 million in common stock (10 million shares) of the Company and $500,000 in cash, which had been obtained through the issuance of a $500,000 convertible promissory note in September 2003. In addition, the Company and the sellers executed an earn-out agreement for maximum additional payments of approximately $2.2 million based on sales over the next three years. The Company entered into this merger transaction seeing it as an opportunistic acquisition that would allow it to expand its product offering and customer base in conjunction with the Company's strategic growth plans. The acquisition and merger of ARMR was accounted for using the purchase method of accounting. As such, the assets and liabilities of ARMR were recorded at their estimated fair value and the results of operations have been included in the Company's consolidated results of operations from the date of acquisition. The purchase price in excess of the book value of the net assets acquired has been allocated to goodwill. The Company is in the process of allocating the purchase price to the assets acquired. Any adjustment resulting from this allocation will reduce the amount of goodwill and any required amortization will be recorded. It is expected this allocation will be completed by March 31, 2004.


Item 7.  Financial Statements and Exhibits.

         (a)    Historical Financial Statements of Business Acquired (Audited)

                Financial Statements of ARMR Services Corporation as of June 30, 2003, December 31, 2002, December 31, 2001 and for the six months ended June 30, 2003 and years ended December 31, 2002 and December 31, 2001 (beginning on page F-2 hereof).

         (b)    Pro forma Financial Information (Unaudited)

                Unaudited Combined Pro Forma Condensed Statements of Operations of Integrated Security Systems, Inc. and ARMR Service Corporation for the year ended December 31, 2002, and the three months ended March 31, 2003 (beginning on page F-11 hereof).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Integrated Security Systems, Inc.
                                         (Registrant)



 November 21, 2003                       BY: /s/ C. A. RUNDELL, JR.
 ------------------                          -----------------------------------
 (Date)                                      C. A. Rundell, Jr.
                                             Director, Chairman of the Board and
                                             Chief Executive Officer (Principal
                                             Executive and Financial Officer)

                          INDEX TO FINANCIAL STATEMENT

                         HISTORICAL FINANCIAL STATEMENTS


ARMR Services Corporation

Independent Auditors' Report                                              F-2
Balance Sheets as of June 30, 2003 and December 31, 2003
  and 2002                                                                F-3
Statements of Operations and Retained Earnings for the six
  months ended June 30, 2003 and for the years ending
  December 31, 2002 and 2001                                              F-4
Statements of Cash Flows for the six months ended June 30, 2003
  and for the years ending December 31, 2002 and 2001                     F-5
Notes to Financial Statements                                             F-6


          UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION

Integrated Security Systems, Inc. and ARMR Services Corporation

Basis of Presentation                                                     F-11
Unaudited Combined Pro Forma Condensed Statement of Operations
  for the year ended June 30, 2003                                        F-12
Unaudited Combined Pro Forma Condensed Statement of Operations
  for the three months ended September 30, 2003                           F-13
Notes to Unaudited Combined pro forma condensed Financial Statements      F-14

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
ARMR Services Corporation
Fairfax, Virginia


         We have audited the accompanying balance sheets of ARMR Services Corporation as of June 30, 2003, December 31, 2002 and December 31, 2001 and the related statements of operations and retained earnings and cash flows for the six months ended June 30, 2003, and the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARMR Services Corporation as of June 30, 2003, December 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the six months ended June 30, 2003, and the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.




THOMPSON, GREENSPON & COMPANY

Fairfax, Virginia
August 29, 2003

                            ARMR SERVICES CORPORATION
                                 BALANCE SHEETS
                    JUNE 30, 2003, DECEMBER 31, 2002 AND 2001



                                                          June 30,      December 31,    December 31,
                                                            2003            2002            2001
                                                        ------------    ------------    ------------
                        ASSETS

Current Assets
  Cash                                                  $      2,760    $     64,166    $        954
  Contract receivables                                     1,396,350       1,535,653         622,467
  Inventories                                                247,188         180,120         109,724
                                                        ------------    ------------    ------------
                Total Current Assets                       1,646,298       1,779,939         733,145
                                                        ------------    ------------    ------------
Property and Equipment
  Construction and other equipment                           233,616         223,756          37,640
  Accumulated depreciation                                  (110,734)        (91,626)        (25,440)
                                                        ------------    ------------    ------------
                Net Property and Equipment                   122,882         132,130          12,200
                                                        ------------    ------------    ------------
Long-term Assets
  Security Deposits                                           19,100          19,100            --
                                                        ------------    ------------    ------------

Total Assets                                            $  1,788,280    $  1,931,169    $    745,345
                                                        ============    ============    ============


           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued expenses                 $    888,779    $    730,276    $    339,378
  Bank line of credit obligation                             182,000          32,215          34,729
  Installment note payable                                    19,479          17,479            --
  Deferred income taxes payable                              154,000         334,000          76,000
                                                        ------------    ------------    ------------
                Total Current Liabilities                  1,244,258       1,113,970         450,107

Long-term Liabilities
  Installment note payable                                    64,826          75,646            --
  Stockholder loans                                          147,629         145,447         141,513
                                                        ------------    ------------    ------------
                Total Liabilities                          1,456,713       1,335,063         591,620
                                                        ------------    ------------    ------------
Stockholders' Equity
  Common stock                                                30,200          30,200          30,200
  Retained earnings                                          301,367         565,906         123,525
                                                        ------------    ------------    ------------
                Total Stockholders' Equity                   331,567         596,106         153,725
                                                        ------------    ------------    ------------

Total Liabilities and Stockholders' Equity              $  1,788,280    $  1,931,169    $    745,345
                                                        ============    ============    ============

                The Notes to Financial Statements are an integral
                           part of these statements.

                            ARMR SERVICES CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                         June 30,      December 31,    December 31,
                                                           2003            2002            2001
                                                       ------------    ------------    ------------
Contract Revenue                                       $  2,035,035    $  6,269,345    $  2,653,934
                                                       ------------    ------------    ------------
Cost of Contract Revenue
  Materials and supplies                                  1,318,215       4,026,498       1,611,275
  Salaries and benefits                                     584,543         728,508         543,442
  Indirect costs                                             92,324         194,911         128,763
                                                       ------------    ------------    ------------
           Total Cost of Contract Revenue                 1,995,082       4,949,917       2,283,480
                                                       ------------    ------------    ------------

           Gross Profit                                      39,953       1,319,428         370,454
                                                       ------------    ------------    ------------

General and Administrative Expenses
  Salaries and benefits                                      71,140         146,387          36,413
  Occupancy expense                                         110,666         144,617          81,299
  Travel and mileage                                         60,518          67,704          43,099
  Research and development expenses                          66,723          80,483           3,490
  Bad debt expense                                           76,233          50,820           8,713
  Other expenses                                             88,196          93,211           6,537
                                                       ------------    ------------    ------------
           Total General and Administrative
               Expenses                                     473,476         583,222         179,551
                                                       ------------    ------------    ------------

           (Loss) Income from Operations                   (433,523)        736,206         190,903

Financing Expense, net                                       11,016          15,825           6,681
                                                       ------------    ------------    ------------

           Net (Loss) Income before Income Taxes           (444,539)        720,381         184,222

Income Tax Expense (Benefit)                               (180,000)        278,000          76,000
                                                       ------------    ------------    ------------

           Net (Loss) Income                               (264,539)        442,381         108,222

Retained Earnings, beginning of year                        565,906         123,525          15,303
                                                       ------------    ------------    ------------

Retained Earnings, end of period                       $    301,367    $    565,906    $    123,525
                                                       ============    ============    ============


                The Notes to Financial Statements are an integral
                           part of these statements.

                            ARMR SERVICES CORPORATION
                            STATEMENTS OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                          June 30,      December 31,    December 31,
                                                            2003            2002            2001
                                                        ------------    ------------    ------------
Cash Flows from Operating Activities
  Net (loss) income                                     $   (264,539)   $    442,381    $    108,222
  Noncash items included in net (loss) income
  Depreciation and amortization                               19,108          66,186           6,545
  (Increase) Decrease in
      Accounts receivable                                    139,303        (913,186)       (313,706)
      Inventories                                            (67,068)        (70,396)        (16,891)
  Increase (Decrease) in
      Accounts payable                                       158,503         390,898          81,852
      Deferred taxes payable                                (180,000)        258,000          76,000
                                                        ------------    ------------    ------------
            Net Cash (Used) Provided by
                Operating Activities                        (194,693)        173,883         (57,978)
                                                        ------------    ------------    ------------

Cash Flows from Investing Activities
  Payments for purchase of property and equipment             (9,860)       (186,116)         (2,753)
  Increase in security deposits                                 --           (19,100)           --
                                                        ------------    ------------    ------------
            Net Cash Used by Investing Activities             (9,860)       (205,216)         (2,753)
                                                        ------------    ------------    ------------

Cash Flows from Financing Activities
  Proceeds from issuance of installment note payable            --           100,000            --
  Payments on installment note payable                        (8,820)         (6,875)           --
  Net proceeds from line of credit                           149,785          (2,514)         34,729
  Increase in loans from stockholders                          2,182           3,934           6,713
                                                        ------------    ------------    ------------
            Net Cash Provided by Financing
                Activities                                   143,147          94,545          41,442
                                                        ------------    ------------    ------------

Net (Decrease) Increase in Cash                              (61,406)         63,212         (19,289)

Cash, beginning of year                                       64,166             954          20,243
                                                        ------------    ------------    ------------

Cash, end of period                                     $      2,760    $     64,166    $        954
                                                        ============    ============    ============

                The Notes to Financial Statements are an integral
                           part of these statements.

                            ARMR SERVICES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 and 2001

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ARMR Services Corporation was incorporated on May 29, 1998, under the laws of the Commonwealth of Virginia, and conducts its operations at 8301 Arlington Blvd., Suite 206, Fairfax, Virginia.

According to its Articles of Incorporation, the primary purpose of the Corporation is to engage in the manufacturing, installation and service of vehicle barriers or otherwise to conduct the aforesaid business and to do such other things as are incidental, proper or necessary in the operation of said business. Substantially all contract revenue is earned from the U. S. government and related agencies.

The accounting and reporting policies of ARMR Services Corporation conform to generally accepted accounting principles and reflect practices appropriate to the vehicle barrier construction industry. These policies are summarized below.

Method Accounting

The Corporation utilizes the accrual basis percentage-of-completion method of accounting for financial reporting purposes. On the percentage-of-completion method, profits on long-term contracts are recorded on the basis of the Corporation's estimates of the percentage-of-completion of individual contracts, beginning at the point where experience is sufficient to estimate final results with reasonable accuracy. That portion of the total contract price is accrued, which is allocable, on the basis of the estimates of the percentage completed, to contract costs incurred and work performed. Indirect costs, such as insurance and payroll taxes, representing costs applicable to jobs but not specifically identifiable, are allocated to jobs based on direct labor dollars. Revenue on unpriced or unapproved change orders is recognized at rates specified in the contract based on the Corporation's historical realization of such revenue. Costs on unpriced or unapproved change orders are recognized as incurred. Contract claims are recognized when received or awarded. Costs related to any pending claims have been expensed.

As these long-term contracts extend over one or more periods, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts become known. On both short-term and long-term contracts, at the time a loss becomes known, the entire amount of the estimated ultimate loss is accrued.

General and administrative expenses are charged to operations as incurred.

Financial Statement Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates that were used.

Accounts Receivable

Contract receivables, including retentions, are recorded as progress billings and are rendered in accordance with the provisions of the contracts. All accounts receivable are considered by management to be fully collectible; therefore, no allowance for doubtful receivables is maintained.

                            ARMR SERVICES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first in, first-out method and market represents the lower of replacement cost or estimated net realizable value.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over their estimated useful lives primarily using accelerated methods for financial and income tax reporting purposes.

The estimated useful lives are as follows:

           Construction equipment                         5 years
           Office furniture and equipment             5 - 7 years
           Leasehold improvements                        39 years

Income Taxes

The     Corporation     presents    its    financial     statements    on    the
percentage-of-completion method of accounting for contracts while using the cash method of accounting for income tax reporting purposes.

The Corporation utilizes an asset and liability approach to accounting for income taxes. The objective is to recognize the amount of income taxes payable or refundable in the current year based on the Corporation's income tax return and the deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Corporation's financial statements or tax returns. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates to temporary differences, the difference between financial statement amounts and tax basis of assets and liabilities. The resulting deferred tax liabilities or assets are classified as current or noncurrent based on the classification of the related asset or liability. Deferred income tax liabilities or assets are adjusted to reflect changes in tax laws or rates in the year of enactment.

Statement of Cash Flows

For purposes of the statement of cash flows, cash consists of cash in bank. Interest paid amounted to $8,237 in 2003, $12,223 in 2002, and $962 in 2001.
Income taxes paid were $20,000 in 2002 and $0 in 2001.

Stockholders' Equity

The Corporation has 5,000, $1 par value shares authorized, of which 200 shares are issued and outstanding.

                            ARMR SERVICES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

2.  ACCOUNTS RECEIVABLE

An aging summary of contract receivables at June 30, 2003 and December 31, 2002 and 2001 are as follows:

                                   2003           2002           2001
                                ----------     ----------     ----------
        Current                 $  769,322     $1,169,871     $  382,732
        30 days                    301,955         61,196         99,269
        60 days                     63,545        187,855        100,190
        90 days                    261,528        116,731         40,276
                                ----------     ----------     ----------
             Totals             $1,396,350     $1,535,653     $  622,467
                                ==========     ==========     ==========

Included in the current receivables is $210,041 of unbilled receivables as of June 30, 2003, $479,156 as of December 31, 2002, and $107,852 as of December 31,
2001.  Bad debt  expense was $76,233 for 2003  $50,820 for 2002,  and $8,713 for
2001.

3.  INVENTORY

Inventories consisted of the following:

                                    2003          2002          2001
                                  --------      --------      --------
        Raw materials             $217,438      $141,128      $ 27,431
        Jobs in process             29,750        38,992        82,293
                                  --------      --------      --------
                                  $247,188      $180,120      $109,724
                                  ========      ========      ========

4.  CONTRACTS IN PROGRESS

The following schedule shows the backlog of work to be completed on contracts in progress at June 30, 2003:

        Total contracts in progress                                $2,986,808
        Cost and estimated earnings recognized to date              1,057,991
                                                                   ----------
        Costs and estimated earnings on work to be completed       $1,928,817
                                                                   ==========

5.  OPERATING LEASES

The Corporation has various leases for warehouse and office space. The leases have expiration dates ranging from May 31, 2005 to September 30, 2005. The monthly payments are approximately $14,000.

Rent expense charged to operations was $89,423 for the period ended June 30, 2003, $119,991 for the year ended December 31, 2002, and $73,765 for the year ended December 31, 2001.

Minimum annual rental payments as of June 30 are as follows:

          Period ending June 30,
          ----------------------
                   2003                         $ 83,730
                   2004                          171,289
                   2005                           83,017
                                                --------
                                                $338,036

                            ARMR SERVICES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

6.  LINE OF CREDIT

The Corporation has a $325,000 line of credit borrowing agreement that was increased from $250,000, with a commercial bank. Advances under the agreement are payable prior to maturity and interest accrues at the prime rate plus 1/2 percent. The outstanding amount is $182,000 at June 30, 2003 and is $0 at December 31, 2002 and 2001. The line expires on July 31, 2004.

The Corporation had a $100,000 line of credit borrowing agreement with a commercial bank. Advances under the agreement are payable upon demand and interest accrues at the prime rate plus 1 percent. The outstanding amount was $32,215 at December 31, 2002, and $34,729 at December 31, 2001. The line expired on December 31, 2002, and was paid in full in 2003.

7.  INSTALLMENT NOTe PAYABLE

The Corporation signed an installment note payable for $100,000 on July 19, 2002 that matures on July 19, 2007. The annual interest rate is 8 percent and the monthly payment is $2,034.

Principal maturities by year for notes payable for footnotes 6, 7, and 8 are as follows:

              Years ending June 30,
              ---------------------
                      2004                     $  8,916
                      2005                      348,582
                      2006                       20,551
                      2007                       22,284
                      2008                       13,601
                                               --------
                                               $413,934

8.  STOCKHOLDER LOANS

The  Corporation  signed  an  unsecured  note  for  $164,800,   payable  to  two
stockholders. The note is payable upon demand and bears interest at the applicable Federal interest rate. The stockholders have stated their intention not to demand payment in the year ending June 30, 2004. Accrued interest on stockholder loans was $6,116 at June 30, 2003 and $3,934 at December 31, 2002.

                            ARMR SERVICES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2003 AND
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

9.  INCOME TAXES

The provision for income taxes is as follows:

                                                       June 30,      December 31,    December 31,
                                                         2003            2002            2001
                                                     ------------    ------------    ------------
       Current income tax (benefit) expense          $       --      $     20,000    $       --
       Deferred income tax (benefit) expense             (180,000)        258,000          76,000
                                                     ------------    ------------    ------------
            Total Income Tax (Benefit) Expense       $   (180,000)   $    278,000    $     76,000
                                                     ============    ============    ============

A reconciliation of income (loss) before income taxes to taxable (loss) income is as follows:

                                                       June 30,      December 31,    December 31,
                                                         2003            2002            2001
                                                     ------------    ------------    ------------
       (Loss) Income before income taxes             $   (444,538)   $    720,381    $    184,222
       Nondeductible items                                  4,500          15,000            --
                                                     ------------    ------------    ------------
                                                         (440,038)        735,381         184,222
                                                     ------------    ------------    ------------
       Temporary Differences
           Beginning of year                              858,982         322,054         151,404
           End of year                                   (623,472)       (858,982)       (322,054)
                                                     ------------    ------------    ------------
                                                          235,510        (536,928)       (170,650)
                                                     ------------    ------------    ------------

       Taxable income before net operating loss          (204,528)        198,453          13,572

       Net operating loss carry forward available
           from prior year                                   --        (119,382)       (132,954)
                                                     ------------    ------------    ------------

       Taxable income (loss)                         $   (204,528)   $     79,071    $   (119,382)
                                                     ============    ============    ============

The income tax benefit of the net operating loss carry forward has been applied against the deferred income tax liability due to the cash method of accounting used for tax purposes. Net operating loss carry forwards expire in 2018. Reconciling items from the applicable Federal statutory rates are the state income tax deduction.

10.  SUBSEQUENT EVENT

On September 5, 2003, the Corporation completed its merger with B&B Electromatic, Inc. (B&B). The confidential agreement involved a tax-free exchange of Corporate stock involving the common stock of Integrated Security Systems, Inc. (ISSI). ISSI owns 100% of B&B. The successor company will be known as B&B ARMR Corporation and will be a 100% owned subsidiary of ISSI.

           UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS


Basis of Presentation

The unaudited combined pro forma condensed financial information set forth below gives effect to the acquisition of ARMR Services Corporation by Integrated Security Systems, Inc. as if it had been completed on July 1, 2002. The unaudited combined pro forma condensed financial statements are derived from the historical financial statements of ISSI and ARMR.

ISSI has accounted for the acquisition under the purchase method of accounting. Accordingly, ISSI has established a new basis for ARMR's assets and liabilities based upon the fair values thereof and the ISSI purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes. ISSI may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following unaudited combined pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

ISSI is unaware of events, other than those disclosed in the accompanying notes that would require a material change to the preliminary purchase price allocation. However a final determination of the required purchase accounting adjustments will be made within periods prescribed in accordance with accounting principles generally accepted in the United States of America. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

                        INTEGRATED SECURITY SYSTEMS, INC.
         UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                            YEAR ENDED JUNE 30, 2003
                                   (UNAUDITED)
                                     Note 1


                                                               Historical
                                                      -----------------------------
                                                                                         Pro forma
                                                          ISSI             ARMR         Adjustments        Note           Total
                                                      ------------     ------------     ------------     --------     ------------
Sales                                                 $  5,029,147     $  5,620,497     $       --                    $ 10,649,644
Cost of Sales                                            3,220,496        4,668,642             --                       7,888,838
                                                      ------------     ------------     ------------                  ------------
  Gross margin                                           1,808,651          925,155             --                       2,760,806

Operating expenses:
  Selling, general and administrative expenses           2,593,361          715,955             --                       3,309,316
  Impairment of software development costs                 224,900             --               --                         224,900
  Research and product development                         401,104          109,277             --                         510,381
                                                      ------------     ------------     ------------                  ------------
                                                         3,219,365          825,232             --                       4,044,597

Loss from operations                                    (1,410,714)         126,923             --                      (1,283,791)

Other expense:
    Interest expense                                      (541,324)         (21,579)         (35,000)           2         (597,903)
                                                      ------------     ------------     ------------                  ------------

Net income (loss) before income taxes                   (1,952,038)         105,344             --                      (1,881,694)
Provision for income taxes                                    --            (32,203)            --                         (32,203)
                                                      ------------     ------------     ------------                  ------------

Net income (loss)                                       (1,952,038)          73,141             --                      (1,878,897)

Preferred dividends                                       (614,034)            --               --                        (614,034)
Amortization of beneficial conversion feature                 --               --            (12,500)           3          (12,500)
                                                      ------------     ------------     ------------                  ------------

Net income (loss) allocable to common stockholders    $ (2,566,072)    $     73,141     $    (47,500)                 $ (2,540,431)
                                                      ============     ============     ============                  ============

Weighted average shares - basic and diluted             12,310,903                        10,000,000            4       22,310,903
                                                      ============                                                    ============

Net loss per share                                    $      (0.21)                                                   $      (0.11)
                                                      ============                                                    ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.


                        INTEGRATED SECURITY SYSTEMS, INC.
         UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)
                                     Note 1

                                                               Historical
                                                      -----------------------------
                                                                                         Pro forma
                                                          ISSI             ARMR         Adjustments        Note           Total
                                                      ------------     ------------     ------------     --------     ------------
Sales                                                 $  1,719,896     $    685,927     $     --                      $  2,405,823
Cost of Sales                                            1,068,280          446,058           --                         1,514,338
                                                      ------------     ------------     ------------                  ------------
  Gross margin                                             651,616          239,869           --                           891,485

Operating expenses:
  Selling, general and administrative                      675,700          372,046           --                         1,047,746
expenses
  Research and product development                         138,957           43,564           --                           182,521
                                                      ------------     ------------     ------------                  ------------
                                                           814,657          415,610           --                         1,230,267

Loss from operations                                      (163,041)        (175,741)          --                          (338,782)

Other expense:
    Interest expense                                      (252,686)          (2,039)          (8,750)           2         (263,475)
                                                      ------------     ------------     ------------                  ------------

Net loss                                                  (415,727)        (177,780)          --                          (602,257)

Preferred dividends                                        (41,400)            --             --                           (41,400)
Amortization of beneficial conversion feature                 --               --             (3,125)           3           (3,125)
                                                      ------------     ------------     ------------                  ------------

Net loss allocable to common stockholders             $   (457,127)    $   (177,780)    $    (11,875)                 $   (646,782)
                                                      ============     ============     ============                  ============


Weighted average shares - basic and diluted             30,659,213                         7,173,913            4       37,833,126
                                                      ============                                                    ============

Net loss per share                                    $      (0.02)                                                   $      (0.02)
                                                      ============                                                    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

      NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS



(1) The Company completed the acquisition of ARMR Services Corporation on September 5, 2003 (see section "Item 2. Acquisition or Disposition of Assets"). Proceeds from the issuance of a convertible promissory note in September 2003 were used to make this acquisition.

(2) The issuance of the convertible promissory note in September 2003 resulted in additional interest expense. For the year ended June 30, 2003 and for the three months ended September 30, 2003, $35,000 and $8,750, respectively, was included as additional interest expense on the respective pro forma income statements.

(3) The issuance of the convertible promissory note in September 2003 resulted in a beneficial conversion feature valued at $62,500. For the year ended June 30, 2003 and for the three months ended September 30, 2003, $12,500 and $3,125, respectively, was included as an adjustment to net loss attributed to commons stock on the respective pro forma income statements.

(4) The Company issued 10 million restricted shares of its common stock to the shareholders of ARMR Services Corporation for the acquisition of ARMR Services Corporation on September 5, 2003 (see section "Item 2. Acquisition or Disposition of Assets"). For the year ended June 30, 2003 and for the three months ended September 30, 2003, 10,000,000 shares and 7,173,913 shares, respectively, were included as an adjustment to weighted average shares - basic and diluted on the respective pro forma income statements.